UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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☐	Soliciting Material Pursuant to §240.14a-12

Allis-Chalmers Energy Inc.

(Name of Registrant as Specified In Its Charter)

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Contact:	Victor M. Perez	Contact: Jorgen Rasmussen
	713-369-0550	+47 51 30 80 00
Thorleif Egeli
+47 51 30 80 00
PRESS RELEASE

Allis-Chalmers Energy and Seawell Limited Announce Anticipated
Closing Date of Merger and Confirm Election Deadline
HOUSTON, TX — Monday, February 21, 2011 — Allis-Chalmers Energy Inc. (NYSE: ALY) and Seawell Limited (OSE: SEAW) today announced that they anticipate that the merger of Allis-Chalmers with and into a wholly owned subsidiary of Seawell will close on Wednesday, February 23, 2011. They also confirmed that the deadline for Allis-Chalmers stockholders to make an election with respect to the type of merger consideration they wish to receive is 5:00 p.m., Houston time, on February 23, 2011.
The completion of the merger is subject to the approval of Allis-Chalmers’ stockholders and other customary closing conditions.
If you have any questions about the merger, including how to vote your shares of Allis-Chalmers, you should contact Georgeson, Inc., the information agent for Allis-Chalmers, toll free at (866) 628-6024 (banks and brokers call (212) 440-9800).
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding the merger of Allis-Chalmers and Seawell. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of our respective management teams, such statements can only be based on facts and factors that our respective management teams currently know. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, the failure of all the conditions to the closing of the merger being met.

Further information about the risks and uncertainties relating to the merger are set forth in the proxy statement/prospectus relating to the merger and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers and Seawell undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell Limited, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell has filed with the SEC a Registration Statement on Form F-4 that includes a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. The definitive proxy statement/prospectus can be obtained free of free of charge at the SEC’s website (www.sec.gov). Seawell and Allis-Chalmers mailed the definitive proxy statement/prospectus to the Allis-Chalmers stockholders on or about January 25, 2011. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement/prospectus regarding the proposed merger, as supplemented, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell’s website (www.seawellcorp.com) under the tab “Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers’ website (www.alchenergy.com) under the tab “For Investors” and then under the heading “SEC Filings.”